                                                                     EXHIBIT 4.1

                             PROCOM TECHNOLOGY, INC.

                      COMMON SHARES SUBSCRIPTION AGREEMENT



MAY    , 2001

TO EACH OF THE INVESTORS
WHO ARE SIGNATORIES HERETO

Ladies and Gentlemen:

Procom Technology, Inc., a California corporation (the "COMPANY"), hereby agrees with each of you as follows:

1.      AUTHORIZATION OF SALE OF THE SECURITIES.

        The Company has authorized the sale and issuance of up to $35,000,000 of its common stock, $.01 par value per share (the "COMMON SHARES"), as described
in the Prospectus dated May   , 2001 (the "PROSPECTUS"). The shares of Common
Shares sold hereunder shall be referred to herein as the "SHARES."

2.      AGREEMENT TO SELL AND PURCHASE THE SHARES.

        2.1 SALE OF SHARES. Subject to the terms of this Common Shares Subscription Agreement (this "SUBSCRIPTION AGREEMENT"), at the Closing (as defined in Section 3.1 hereof), the Company agrees to sell to each purchaser of Shares that has executed a counterpart execution page to this Subscription Agreement (each an "INVESTOR"), and each Investor agrees to purchase from the Company, the aggregate number of Shares set forth above such Investor's signature on the counterpart execution page hereof, at a purchase price of [$ ] per Share.

        2.2 SEPARATE AGREEMENT. Each Investor shall severally, and not jointly, be liable for only the purchase of the Shares that appears above such Investor's signature and that relates to such Investor. The Company's agreement with each of the Investors is a separate agreement, and the sale of Shares to each of the Investors is a separate sale. The obligations of each Investor hereunder are expressly not conditioned on the purchase by any or all of the other Investors of the Shares such other Investors have agreed to purchase.

        2.3 ACCEPTANCE OF PROPOSED PURCHASE OF SHARES. Each Investor understands and agrees that the Company, in its sole discretion, reserves the right to accept or reject, in whole or in part, any proposed purchase of Shares. The Company shall have no obligation hereunder with respect to any Investor until the Company shall execute and deliver to such Investor an executed copy of this Subscription Agreement. If this Subscription Agreement is not executed and delivered by the Company or the offering is terminated, this Subscription Agreement shall be of no further force and effect.

        2.4 ESCROW OF PURCHASE PRICE. Each Investor understands and agrees that upon such Investor's receipt of the Prospectus and execution and delivery hereof, the Investor shall deposit the purchase price for all of the Shares being purchased by such Investor, via wire transfer in immediately available funds, with the Escrow Agent under that certain Escrow Agreement entered by and among the Company, California Bank and Trust and Merrill Lynch & Co. (the "PLACEMENT AGENT"), a form of which is attached hereto as Appendix I (the "ESCROW AGREEMENT"). Wire instructions for the Escrow Agent are set forth on
Exhibit 2.4 hereto.

3.      CLOSING AND DELIVERY.

        3.1 CLOSING. The closing of the purchase and sale of the Shares pursuant to this Subscription Agreement (the "CLOSING") shall be held as soon as practicable after the satisfaction or waiver of all conditions to Closing set forth in Sections 6 and 7 hereof, at 10:00 a.m. (Pacific Time) at the offices of O'Melveny & Myers LLP, located at 610 Newport Center Drive, Newport Beach, California, or on such other date and place as may be agreed to by the Company and the Investors. Prior to the Closing, each Investor shall execute any related agreements or other documents required to be executed hereunder.

        3.2 DELIVERY OF THE SHARES AT THE CLOSING. At the Closing, the Company shall deliver to each Investor stock certificates registered in the name of such Investor, or in such nominee name(s) as designated by such Investor, representing the Shares to be purchased by such Investor at the Closing, against payment of the purchase price for such Shares. The name(s) in which the stock certificates are to be issued to each Investor are set forth in the Investor's counterpart execution page hereto, as completed by each Investor.

4.      REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

        The Company hereby represents and warrants as of the date hereof to, and covenants with, the Investors as follows:

        4.1 ORGANIZATION AND STANDING. The Company and each of its subsidiaries is duly incorporated and validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation with corporate power and corporate authority to own, lease and operate its properties and conduct its current business as described in the Prospectus; the Company is duly qualified to do business as a foreign corporation and in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing is not reasonably likely to have a material adverse effect on the condition (financial or otherwise), operations, business or business prospects of the Company (hereinafter, a "MATERIAL ADVERSE EFFECT"); no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification; except as described in the Prospectus, the Company is in possession of and operating in compliance with all authorizations, licenses, certificates, consents, orders and permits from federal, state and other regulatory authorities except where the failure to possess or be in compliance with any of the foregoing is not reasonably likely to have a Material Adverse Effect, all of which are valid and in full force and effect. Except as set forth on Schedule 4.1, The Company does not own or control, directly or indirectly, any corporation, association or other entity.

        4.2 CORPORATE POWER; AUTHORIZATION. The Company has full legal right, power and authority to enter into this Subscription Agreement and to perform the transactions contemplated hereby and thereby. This Subscription Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid and binding agreement on the part of the Company, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. The making, execution and performance of this Subscription Agreement by the Company and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any bond, debenture, note or other evidence of indebtedness, or under any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company is a party or by which its properties may be bound, (ii) the Articles of Incorporation or bylaws of the Company or (iii) any law, order, rule, regulation, writ, injunction, judgment or decree of any court, administrative agency, regulatory body, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or its properties, except for any conflict, breach, violation or default which is not reasonably likely to have a Material Adverse Effect.

        4.3 PROSPECTUS; FINANCIAL STATEMENTS. The Prospectus did not contain any untrue statement of a material fact or omit to state material facts required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the documents filed by the Company with the Securities and Exchange Commission ("SEC") and referenced in, or contained in documents incorporated by reference in, the Prospectus (the "FINANCIAL STATEMENTS") comply in all respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP") and fairly present the financial position of the Company at the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments and the absence of complete footnotes). Except as and to the extent reflected in the Financial Statements, the Company did not have, as of the date of the Financial Statements, any liabilities or obligations (other than obligations of continued performance under contracts and other commitments and arrangements entered into in the ordinary course of business) which GAAP would require the Company to reflect in the Financial Statements. Except as otherwise disclosed in the Prospectus, there have not been any changes in the assets, liabilities, financial condition or operations of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not had a Material Adverse Effect.

        4.4 PROPERTIES. Except as set forth in the Prospectus, (i) the Company has good title to all properties and assets described in the Prospectus as owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest, other than as would not have a Material Adverse Effect,
(ii) the agreements to which the Company is a party described in the Prospectus are valid agreements, enforceable by the Company, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles and, to the Company's knowledge, the other contracting party or parties thereto are not in material breach or material default under any of such agreements, and (iii) the Company has valid and enforceable leases for all properties described in the Prospectus as leased by it, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. Except as set forth in the Prospectus, the Company owns or leases all such properties as are necessary to the Company's operations as now conducted.

        4.5 CAPITALIZATION. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all applicable federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. The capital stock of the Company conforms to the description thereof contained in the Prospectus. The Shares have been duly authorized for issuance and sale to the Investors pursuant to this Subscription Agreement, and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Subscription Agreement, will be duly and validly issued and fully paid and nonassessable, and will be sold free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest. Except as disclosed in the Prospectus, no preemptive right, co-sale right, registration right, right of first refusal or other similar right of shareholders exists with respect to any of the Shares or the issuance and sale thereof other than those that have been satisfied or expressly waived prior to the date hereof and those that will automatically expire upon and will not apply to the consummation of the transactions contemplated on or before the Closing. No further approval or authorization of any shareholder or the Board of Directors of the Company is required for the issuance and sale or transfer of the Shares. Except as disclosed in the Prospectus, any document incorporated by reference in the Prospectus, and the Financial Statements and the related notes thereto incorporated by reference in the Prospectus, and subject to the applicable anti-dilution provisions of securities described in the Prospectus, the Company has no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations.

        4.6 LITIGATION. There is not pending or, to the Company's knowledge, threatened, any action, suit, claim or proceeding against the Company or any of its respective officers, properties, assets or rights before any court, administrative agency, regulatory body, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its respective officers, properties, or otherwise which (i) is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect or is reasonably likely to materially and adversely affect the Company's properties, assets or rights or (ii) is reasonably likely to prevent consummation of the transactions contemplated hereby, and, in each case, is not so disclosed in the Prospectus. Neither the Company nor any of its subsidiaries is a party or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency, government or governmental agency or body domestic or foreign, that could reasonably be expected to have a Material Adverse Effect. The Company and each of its subsidiaries has conducted and is conducting its business in compliance with all applicable federal, state, local and foreign statutes, laws, rules, regulations, ordinances, codes, decisions, decrees, directives and orders, except where the failure to do so would not reasonably be likely, singly or in the aggregate, to have a Material Adverse Effect.

        4.7 LISTED SHARES. The Common Shares are registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and are approved for quotation on The Nasdaq National Market (the "NNM"). The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act or delisting the Common Shares from the NNM.

        4.8 INTELLECTUAL PROPERTY. The Company owns or possesses rights to use all patents, patent rights, inventions, trademarks, service marks, trade names and copyrights and possesses all of the trade secrets and know-how which are material and necessary to conduct its business as now conducted and as described in the Prospectus. Except as disclosed in the Prospectus, the Company has not received any written notice of, nor has it any actual knowledge of, any infringement of or conflict with asserted rights of the Company by others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights that are reasonably likely to have a Material Adverse Effect that would prevent the Company from carrying out its business substantially as described in the Prospectus. Except as disclosed in the Prospectus, the Company has not received any written notice of, nor has it any knowledge of, any infringement of or conflict with asserted rights of others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, is reasonably likely to have a Material Adverse Effect that would prevent the Company from carrying out its business substantially as described in the Prospectus.

        4.9 NO CHANGE. Subsequent to the respective dates as of which information is given in the Prospectus, there has not been (i) any material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company (not including reductions in the cash position of the Company in the ordinary course consistent with past practices since the date of the Prospectus), (ii) any transaction that is material to the Company, (iii) any obligation, direct or contingent, incurred by the Company, except obligations incurred in the ordinary course of business,
(iv) any change in the capital stock or outstanding indebtedness of the Company, except the incurrence of trade debt and obligations incurred in the ordinary course consistent with past practices, (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, (vi) any default in the payment of principal of or interest on any outstanding debt obligations, or (vii) any loss or damage (whether or not insured) to the property of the Company which has been sustained or will have been sustained which has a Material Adverse Effect.

        4.10 NO DEFAULTS. The Company is not (a) in violation of its Articles of Incorporation or bylaws or (b) in default (upon notice or lapse of time or both) in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness, or in any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which it is a party or by which its properties may be bound, or (c) in violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or its properties except in the case of (b) or (c) for any default or violation not reasonably likely to have a Material Adverse Effect.

        4.11 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Subscription Agreement ("CONSENTS") except for (a) such Consents which are not material, (b) compliance with the securities and Blue Sky laws in the states and other jurisdictions in which Shares are offered and/or sold, which compliance will be effected in accordance with such laws and (c) consents required by the NNM, the National Association of Securities Dealers, Inc., and the SEC. The Company has not been advised, and has no reason to believe, that either it or any of its subsidiaries is not conducting business in compliance in all material respects with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including but not limited to, all applicable federal, state and local environmental laws and regulations, except for any failure to comply which is not reasonably likely to have a Material Adverse Effect.

        4.12 LABOR; EMPLOYEES. No labor disturbance by the employees of the Company exists or, to the Company's knowledge, is imminent. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, subcontractors, authorized dealers or international distributors that is reasonably likely to result in a Material Adverse Effect. No collective bargaining agreement exists with any of the Company's employees and, to the Company's knowledge, no such agreement is imminent.

        4.13 TAXES. The Company has timely filed all necessary federal, state and foreign income and franchise tax returns and has paid all taxes shown thereon as due, and there is no tax deficiency that has been or, to the Company's knowledge, that might be asserted against the Company that is reasonably likely to have a Material Adverse Effect. All tax liabilities are adequately provided for on the books of the Company.

        4.14 INVESTMENT COMPANY ACT. The Company has been advised concerning the Investment Company Act of 1940, as amended (the "1940 ACT"), and the rules and regulations thereunder, and is not, and intends in the future to conduct its and its subsidiaries' affairs in such a manner as to ensure that it is not and will not become, an "investment company" or a company "controlled" by an "investment company" within the meaning of the 1940 Act and such rules and regulations.

        4.15 TRANSACTIONS WITH AFFILIATES. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of its subsidiaries or any shareholder who owns beneficially more than five percent (5%) of the Common Shares of the Company or any of the members of the families of any of them, except as disclosed in the Prospectus.

        4.16 ENVIRONMENTAL MATTERS. (i) The Company is in compliance with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("ENVIRONMENTAL LAWS") which are applicable to its business, except where the failure to comply would not reasonably be likely to have a Material Adverse Effect, (ii) the Company has not received any written notice from any governmental authority or third party of an asserted claim under Environmental Laws, which claim would be required to be disclosed in its filings with SEC under the Exchange Act, (iii) to the Company's knowledge, the Company will not be required to make future material capital expenditures to comply with Environmental Laws and (iv) no property which is, or has been, owned, leased or occupied by the Company has, to the Company's knowledge, been designated as a Superfund site pursuant to the Comprehensive Response, Compensation, and Liability Act of 1980, as amended, or otherwise designated as a contaminated site under applicable state or local law.

5.      REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTORS.

        Each of the Investors hereby represents and warrants as of the date hereof to the Company as follows:

        5.1 Such Investor has full legal right, power and authority to enter into this Subscription Agreement and to perform the transactions contemplated hereby. This Subscription Agreement has been duly authorized, executed and delivered by such Investor and, assuming due authorization, execution and delivery by the Company, constitutes a valid and binding agreement on the part of such Investor, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. The making, execution and performance of this Subscription Agreement by the Investor and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) the charter or other organizational documents of such Investor, as applicable or
(ii) any law, order, rule, regulation, writ, injunction, judgment or decree of any court, administrative agency, regulatory body, government or governmental agency or body, domestic or foreign, having jurisdiction over such Investor or its properties, except for any conflict, breach, violation or default which is not reasonably likely to have a material adverse effect on such Investor's performance of its obligations hereunder or the consummation of the transactions contemplated hereby.

        5.2 Such Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and is an accredited investor, as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended.

        5.3 Such Investor acknowledges and agrees that the Placement Agent may rely on the representations of such Investor stated in this Subscription Agreement.

6.      CONDITIONS TO COMPANY'S OBLIGATIONS AT THE CLOSING.

        The Company's obligations to complete the sale and issuance of the Shares and to deliver Shares to each Investor, individually, as set forth in the Schedule of Investors shall be subject to the following conditions (to the extent not waived by the Company):

        6.1 ESCROW AGREEMENT. The Escrow Agreement shall have been executed and delivered by the Escrow Agent and the Placement Agent.

        6.2 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by such Investor in Section 5 hereof shall be true and correct when made, and shall be true and correct on the Closing.

        6.3 DELIVERY OF PURCHASE PRICE. The purchase price for the Shares being purchased shall have been delivered by all of the Investors.

7.      CONDITIONS TO INVESTORS' OBLIGATIONS AT THE CLOSING.

        Each Investor's obligation to accept delivery of the Shares and to pay for the Shares shall be subject to the following conditions (to the extent not waived by such Investor):

        7.1 ESCROW AGREEMENT. The Escrow Agreement shall have been executed and delivered by all of the parties thereto.

        7.2 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Company in Section 4 shall be true and correct when made and as of the Closing and each Investor shall have received a certificate signed by the chief executive officer and chief financial officer of the Company, or such other officers of the Company as agreed upon by the parties hereto, that each of such representations and warranties, as appropriate, is true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made or given on and as of the Closing (except for any representations and warranties given as of a specified date), and that such party has performed and complied in all material respects with all of its obligations under this Subscription Agreement which are to be performed or complied with on or prior to the Closing.

8.      ARBITRATION.

        8.1 SCOPE. Resolution of any and all disputes arising from or in connection with this Subscription Agreement, whether based on contract, tort, common law, equity, statute, regulation, order or otherwise ("DISPUTES"), shall be exclusively governed by and settled in accordance with the provisions of this
Section 8; provided, that the foregoing shall not preclude equitable or other judicial relief to enforce the provisions hereof or to preserve the status quo pending resolution of Disputes hereunder.

        8.2 BINDING ARBITRATION. The parties hereby agree to submit all Disputes to arbitration for final and binding resolution. Either party may initiate such arbitration by delivery of a demand therefor (the "ARBITRATION DEMAND") to the other party. The arbitration shall be conducted in Los Angeles, California by a sole arbitrator selected by agreement of the parties not later than 10 days after delivery of the Arbitration Demand, or, failing such agreement, appointed pursuant to the Commercial Arbitration Rules of the American Arbitration Association, as amended from time to time (the "AAA RULES"). If the arbitrator becomes unable to serve, his successor(s) shall be similarly selected or appointed.

        8.3 PROCEDURE. The arbitration shall be conducted pursuant to the Federal Arbitration Act and such procedures as the parties may agree or, in the absence of or failing such agreement, pursuant to the AAA Rules. Notwithstanding the foregoing, (a) each party shall have the right to conduct limited discovery of information relevant to the Dispute; (b) each party shall provide to the other, reasonably in advance of any hearing, copies of all documents that a party intends to present in such hearing; (c) all hearings shall be conducted on an expedited schedule; and (d) all proceedings shall be confidential, except that either party may at its expense make a stenographic record thereof.

        8.4 TIMING. The arbitrator shall use best efforts to complete all hearings not later than 90 days after his or her selection or appointment, and shall use best efforts to make a final award not later than 30 days thereafter. The arbitrator shall apportion all costs and expenses of the arbitration, including the arbitrator's fees and expenses, and fees and expenses of experts ("ARBITRATION COSTS") between the prevailing and non-prevailing party as the arbitrator shall deem fair and reasonable. In circumstances where a Dispute has been asserted or defended against on grounds that the arbitrator deems manifestly unreasonable, the arbitrator may assess all Arbitration Costs against the non-prevailing party and may include in the award the prevailing party's attorney's fees and expenses in connection with any and all proceedings under this Section 8. Notwithstanding the foregoing, in no event may the arbitrator award multiple or punitive damages.

9.      MISCELLANEOUS.

        9.1 WAIVERS AND AMENDMENTS. Neither this Subscription Agreement nor any provision hereof may be changed, waived, discharged, terminated, modified or amended except upon the written consent of the Company and holders of at least a majority of the Shares, or, in the case of non-material or ministerial amendments, upon the written consent of the Company and the Placement Agent.

        9.2 HEADINGS. The headings of the various sections of this Subscription Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Subscription Agreement.

        9.3 BROKER'S FEE. The Company and each Investor (i) (severally and not jointly) hereby represent that, except for amounts to be paid to the Placement Agent by the Company, there are no brokers or finders entitled to compensation in connection with the sale of the Shares, and (ii) shall indemnify each other for any such fees for which they are responsible.

        9.4 SEVERABILITY. In case any provision contained in this Subscription Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

        9.5 NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) upon receipt when sent by first-class registered or certified mail, return receipt requested, postage prepaid, or (d) upon receipt after deposit with a nationally recognized overnight express courier, postage prepaid, specifying next day delivery with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth below or at such other address as such party may designate by ten (10) days' advance written notice to the Company. All communications shall be addressed as follows:

               (a) if to the Company, to:

                   PROCOM TECHNOLOGY, INC.
                   58 Discovery
                   Irvine, California  92618
                   Telephone: (949) 852-1000
                   Facsimile: (949) 261-5481
                   Attention: Chief Executive Officer

                   with a copy so mailed to:

                   O'MELVENY & MYERS LLP
                   610 Newport Center Drive
                   Newport Beach, California 92660
                   Telephone: (949) 823-6930
                   Facsimile: (949) 823-6994
                   Attention: Terrence Allen

               (b) if to an Investor, at the address as set forth on the Counterpart Execution Page of this Subscription Agreement.

        9.6 GOVERNING LAW. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of California as applied to contracts entered into and performed entirely in California by California residents, without regard to conflicts of law principles.

        9.7 COUNTERPARTS. This Subscription Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

        9.8 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Notwithstanding any investigation made by any party to this Subscription Agreement, all covenants, agreements, representations and warranties made by the Company and each Investor herein shall survive the execution of this Subscription Agreement, the delivery to the Investors of the Shares and the payment therefor until 90 days after the Closing.

        9.9 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. Neither the terms "successors" nor "assigns" as used herein shall include any entity or person who purchases Shares from any Investor after the Closing and is not an affiliate of an Investor.

        9.10 ENTIRE AGREEMENT. This Subscription Agreement and the other documents delivered pursuant hereto, including the exhibits, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

        9.11 PAYMENT OF FEES AND EXPENSES. Each of the Company and the
Investors shall bear its own expenses and legal fees incurred on its behalf with respect to this Subscription Agreement and the transactions contemplated hereby (the "OFFERING"); provided, however, that the Company shall reimburse the Placement Agent for certain fees and expenses incurred by the Placement Agent in connection with the Offering, as set forth in the Placement Agency Agreement with the Placement Agent dated February 28, 2001 (the "Placement Agency Agreement"). Each Investor acknowledges that the Placement Agent will receive a commission in the amount described in the Prospectus and hereby authorizes the Placement Agent to deduct the amount of such commission, together with any expenses to which the Placement Agent is entitled to reimbursement from the Company pursuant to the Placement Agency Agreement, from the gross proceeds payable to the Company from the sale of the Shares hereunder. If any action at law or in equity is necessary to enforce or interpret the terms of this Subscription Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

        9.12 CONFIDENTIALITY. Each Investor acknowledges and agrees that any information or data it has acquired from the Company, not otherwise properly in the public domain, was received in confidence. Except to the extent authorized by the Company and required by any federal or state law, rule or regulation or any decision or order of any court or regulatory authority, Investor agrees that it will refrain from disclosing any such information to any person other than to any agent, attorneys, accountants, employees, officers and directors of Investor who need to know such information in connection with Investors' purchase of the Shares, and who agree to be bound by the confidentiality provisions of this Subscription Agreement. In the event that Investor or its agents are required by federal or state or other law, rule or regulation or any decision or order of any court or regulatory authority to release such information, it shall give the Company sufficient prior notice so that the Company may seek a stay or other release or waiver from disclosing such information. Each Investor agrees not to use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any confidential information of the Company.

        9.13 KNOWLEDGE. The phrases "knowledge," "to the Company's knowledge," "to our knowledge," "of which the Company is aware" and similar language as used herein shall mean the actual knowledge and current awareness, or knowledge which a reasonable person would have acquired following a reasonable investigation, of Alex Razmjoo, Alex Aydin, Frank Alaghband, Nick Sharestany and Frederick Judd; provided, however, that the term "actual knowledge of the Company" shall mean the actual knowledge and current awareness of such persons.

        If this Subscription Agreement is satisfactory to you, please so indicate by executing the counterpart execution page to this Subscription Agreement and returning such page to the Company. Upon the Company's receipt of your counterpart execution page and the Company's execution and delivery to you of a counterpart signature page to this Subscription Agreement, this Subscription Agreement will become binding between us in accordance with its terms.

                                            PROCOM TECHNOLOGY, INC.
                                            a California corporation


                                            By:
                                                ------------------------------
                                            Name:
                                            Title:

                      COMMON SHARES SUBSCRIPTION AGREEMENT
                           COUNTERPART EXECUTION PAGE

By signing below, the undersigned agrees to the terms of the Procom Technology, Inc. Common Shares Subscription Agreement and to purchase the number of Shares set forth below.

                                            Number of Shares being purchased:



                                            ------------------------------------

                                            INVESTOR:


                                            ------------------------------------


                                            By:
                                                --------------------------------
                                            Name:
                                            Title:

                                            Address:


                                            Facsimile:


PLEASE COMPLETE THE FOLLOWING:

1.   The exact name that your Shares               -----------------------------
     are to be registered in (this is
     the name that will appear on your
     Shares certificate(s)). You may use
     a nominee name if appropriate:

2.   The relationship between the purchaser of     -----------------------------
     the Shares and the Registered Holder
     listed in response to item 1 above:

3. The mailing address and facsimile number of ----------------------------- the Registered Holder listed in response to -----------------------------
     item 1 above (if different from above):       Facsimile:
                                                              ------------------
                                                   -----------------------------
4.   (FOR UNITED STATES INVESTORS:)  The Social
     Security Number or Tax Identification Number of the Registered Holder listed in the response to item 1 above:

                                                                    APPENDIX I


                                ESCROW AGREEMENT

                                   EXHIBIT 2.4

                                WIRE INSTRUCTIONS
                                -----------------